UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2013

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8697 Research Drive
Irvine, CA 92618
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2013, DecisionPoint Systems, Inc. (the “Company”), DecisionPoint Systems International, Inc.  (“DSII”), DecisionPoint Systems Group, Inc. (“DSG”), DecisionPoint Systems CA, Inc. (“DSCA”), DecisionPoint Systems CT, Inc. (“DSCT”) and CMAC, Inc. (“CMAC”) (the Company,  DSII, DSG, DSCA, DSCT CMAC are collectively referred to as the “Borrower) and Silicon Valley Bank (“SVB”), entered into an Amendment (the “Amendment”) to Loan and Security Agreement, which amended the terms of the Loan and Security Agreement between the parties dated as of December 15, 2006 (as amended, the “Loan Agreement”). Pursuant to the Amendment, SVB agreed to make a new term loan to the Borrower on February 27, 2013, in an amount of up to $1,000,000 (“Term Loan II”). Repayment of Term Loan II, together with accrued interest thereon, is due in 36 monthly installments commencing on the first day of the month following the month in which the funding date of Term Loan II occurs.

Pursuant to the Amendment, the Loan Agreement was amended to provide that the revolving credit line thereunder will accrue interest at an annual rate equal to 3.75 percentage points above the Prime Rate, which may be further reduced to 3.25 percentage points above the Prime Rate after Borrower achieves two consecutive fiscal quarters (beginning with any fiscal quarter ending on or after Mach 31, 2013) of profitability. In addition, the maturity date of the revolving credit line under the Loan Agreement was extended to February 28, 2015, the principal amount outstanding under the Term Loan under the Loan Agreement will accrue interest at a fixed annual rate equal to 9.0%, the principal amount outstanding under the Term Loan II will accrue interest at a fixed annual rate equal to 7.5%, and the Borrower agreed to pay an anniversary fee of $100,000 on February 28, 2014.

The forgoing description of the Amendment to Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.1	Amendment to Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: March 5, 2013	By:	/s/ Nicholas R. Toms
Name: Nicholas R. Toms
Title: Chief Executive Officer

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